UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 6, 2019
______________________
RealPage, Inc.
(Exact name of registrant as specified in its charter)
____________________________

Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 Lakeside Boulevard			75082-4305
Richardson	,	Texas
(Address of principal executive offices)			(Zip Code)
(972) 820-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 6, 2019, RealPage, Inc., a Delaware corporation (“RealPage”), entered into an Agreement and Plan of Merger and Stock Purchase Agreement (the “Merger Agreement”), by and among RealPage, RP Newco XXIX LLC, a Delaware limited liability company and wholly-owned subsidiary of RealPage (“Merger Sub”), Buildium LLC, a Delaware limited liability company (“Buildium”), Sumeru Equity Partners Fund L.P., a Delaware limited partnership (“SEP”), K1 Private Investors, L.P., a Delaware limited partnership (“K1 PI”), K1 Private Investors (A), L.P., a Delaware limited partnership (“K1 PI(A)” and together with K1 PI, “K1”), and SEP, solely in its capacity as the Securityholders’ Agent. Pursuant to the Merger Agreement and subject to the conditions set forth therein, Merger Sub will merge with and into Buildium (the “Merger”), and Buildium will continue as the surviving company of the Merger and as a wholly-owned subsidiary of RealPage. Immediately prior to the Merger, RealPage will purchase all of the outstanding shares of capital stock of each of SEPBI, Inc., a Delaware corporation and wholly-owned subsidiary of SEP (“SEP Blocker”), and K1 Buildium Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of K1 (“K1 Blocker”). Each of SEP Blocker and K1 Blocker will hold common units of Buildium immediately prior to the Merger. The purchase price to be paid pursuant to the Merger Agreement is approximately $580.0 million in cash, subject to a working capital adjustment, certain transaction expenses and a holdback of a portion of the purchase price to serve as security for the benefit of RealPage and its affiliates in respect of the indemnification obligations and post-closing purchase price adjustments, among other adjustments. Immediately following the execution of the Merger Agreement, the Merger Agreement was approved and adopted by the requisite amount of unitholders of Buildium.

The Merger Agreement contains customary representations and warranties and covenants of Buildium, SEP, K1, RealPage, and Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement and as of the specified dates set forth therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of RealPage, Merger Sub, Buildium, SEP, or K1 or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in RealPage’s public disclosures.

The Merger Agreement also contains customary mutual pre-closing covenants, including the obligation of Buildium to conduct its business in the ordinary course. The Merger Agreement also contains customary closing conditions for transactions of this nature, including a condition requiring the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to the Merger to have expired or to have been terminated.

The foregoing summary is qualified in its entirety by the full text of the Merger Agreement, which RealPage will file with the Securities and Exchange Commission as an exhibit to a forthcoming periodic financial report.

Item 7.01	Regulation FD Disclosure.

On November 6, 2019, RealPage issued a press release announcing the transaction described in Item 1.01. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished under Item 7.01 of this Current Report on Form 8-K shall be deemed “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Exhibit No.
99.1	RealPage, Inc. Press Release dated November 6, 2019

Exhibit 99.1 attached hereto shall be deemed “furnished” and not “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALPAGE, INC.

	By:	/s/ Stephen T. Winn
Stephen T. Winn
Chief Executive Officer, President and Chairman

Date: November 6, 2019